CURRENT REPORT FOR ISSUERS SUBJECT TO THE
1934 ACT REPORTING REQUIREMENTS

FORM 8-K

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Event: July 18, 2008

NEXIA HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

033-22128D (Commission File Number)	488159-10-4 (IRS Employer Identification Number)

59 West 100 South, Second Floor, Salt Lake City, Utah 84101
(Address of principal executive offices)

(801) 575-8073
(Registrant's telephone number, including area code)

ITEM 4.01	Changes in Registrant=s Certifying Accountant

On July 18, 2008, a letter from Hansen, Barnett & Maxwell, P.C. (the “Former Accountant”) was received resigning as the auditors for Nexia Holdings, Inc. (the “Company”) with an effective date of July 16, 2008.

The reports of the Former Accountant on the financial statements of the Company for the year ended December 31, 2007, the only year audited by the former auditor, did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles for the most recent fiscal years and the subsequent interim period for the first quarter of 2008, except that the Former Accountant’s opinion in its report on the Company’s financial statements expressed substantial doubt with respect to the Company’s ability to continue as a going concern for the last fiscal years.

During the Company’s two  most recent fiscal years and the subsequent interim periods through the date of resignation, there were no reportable events as the term described in Item 304(a)(1)(iv) of Regulation S-K except for the following:

The Former Accountant had identified some corrections that should be made to the consolidation and the accounting by the Company in its financial statements for the period ended March 31, 2008.   Upon completion of a review by the former accountants the requested changes will be completed and an amended 10-Q will be filed.

During the Company’s most recent fiscal year and the subsequent interim period through the date of resignation, there were no disagreements with the Former Accountant on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of the Former Accountant, would have caused it to make reference to the subject matter of the disagreement in connection with its reports on these financial statements for those periods.  The accountant’s have advised the registrant that the internal controls necessary for the registrant to develop reliable financial statements do not exist.

The Company has requested that the Former Accountant furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements.  The requested letter is attached as Exhibit 16.1 to this Current Report on Form 8-K.

ITEM 7.	Financial Statements and Exhibits

The following exhibits are included as part of this report:

Exhibit No.	Page No.	Description
16.1	4	Letter of Hansen, Barnett & Maxwell P.C. dated July 22, 2008, the Former Accountant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 21st day of July, 2008.

 Nexia Holdings, Inc.

/s/ Richard Surber
Richard Surber, President